Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Registration Statement on Form S-1 of our report dated March 30, 2020 relating to the December 31, 2019 and 2018 consolidated financial statements of Hometown International, Inc.

We also consent to the reference to our Firm under the caption "Experts" in the Registration Statement.

/s/ Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

June 5, 2020